SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                       THE SECURITIES ACT OF 1933

                     FIRST ENTERTAINMENT HOLDING CORP.
           (Exact name of registrant as specified in its charter)


             Nevada                                 84-0974303
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)


5495 Marion Street, Denver, Colorado                          80216
(Address of Principal Executive Offices)                  (Zip  Code)


                       FIRST ENTERTAINMENT HOLDING CORP.
                           COMPENSATION PLAN - 1999C

                          (Full titles of the plans)

                          Douglas R. Olson, President
                      First Entertainment Holding Corp.
                           5495 Marion Street
                          Denver, Colorado 80216
                  (Name and address of agent for service)

                            (303) 382-1500

      (Telephone number, including area code, of agent for service)

                                 Copy to:

                            Alan L. Talesnick, Esq.
                            Francis B. Barron, Esq.
                              Patton Boggs LLP
                       1660 Lincoln Street, Suite 1900
                           Denver, Colorado 80264
                               (303)830-1776


CALCULATION OF REGISTRATION FEE

Title Of Securities    Amount to Be    Proposed  Proposed    Amount of
To Be registered      Registered       Maximum   Maximum
Registration
                                       Offering   Aggregate
                                       Price Per Offering
                                       Unit      Price
Common Stock,         1,000,000 shares $.8975 (2) $879,500  $250
$.008 par value       (1)

(1) Consists of 1,000,000 shares issuable pursuant to the Company's Compensation Plan - 1999C (the "Stock Plan").

(2) The Proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(h) using the average of the high and low reported sales prices of the Company's common stock on the OTC Bulletin Board on November 5, 1999 which is within five business days of the date of filing (November 12, 1999) of this Registration Statement because options and shares have not yet been granted under the Stock Plan.

                                 PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This registration statement relates to two separate prospectuses.

     Items 1 and 2 hereof, and the documents incorporated herein by reference pursuant to Part II, Item 3 hereof, constitutes the first prospectus relating to offers by us and our employees and consultants of 1,000,000 shares of common stock to be issued pursuant to our Compensation Plan-1999C (the "Stock Plan"). The second prospectus relates to the re-offer or resale of any shares which are deemed to be "control securities" or "restricted securities" under the Securities Act of 1933, as amended. Our principal offices are located at 5495 Marion Street, Denver, Colorado 80216; telephone (303) 382-1500.


                              PROSPECTUS

Item 1.  Plan Information

                     STOCK PLAN INFORMATION

     We established the Stock Plan effective November 3, 1999 to provide us with flexibility and to conserve our cash resources in compensating certain of our technical, administrative and professional employees and consultants and to supplement prior stock option plans.
 The issuance of shares under the Stock Plan is restricted to persons and firms who are closely-related to us and who provide services in connection with the development, production of our products or otherwise in connection with our business. The Stock Plan authorizes us to issue up to 1,000,000 shares of our common stock. Shares must be issued only for bona fide services and may not be issued under the Stock Plan for services in connection with the offer and sale of securities in a capital-raising or capital promoting transaction. Shares are awarded under the Stock Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Stock Plan committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors.
Subject to the restriction that shares may not be awarded under the Stock Plan to persons owning beneficially or of record ten percent (10%) or more of our then outstanding shares or who would own such amount of shares as a result of an award under the Stock Plan, there is no limit as to the number of shares which may be awarded to a single participant. We anticipate that a substantial portion of the remaining shares to be issued under the Stock Plan will be issued as compensation to our technical consultants, attorneys, and advisors who provide development services in the development and testing of its various products and services.

     The Stock Plan does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Stock Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Shares awarded under the Stock Plan are intended to be fully taxable to the recipient as earned income.

     We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at its office at 5495 Marion Street, Denver, CO 80216, attention: President.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of the common stock issuable under the terms of the Stock Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

     Our principal offices are located at 5495 Marion Street, Denver, CO 80216; telephone (303) 382-1500.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.


REOFFER PROSPECTUS


                 FIRST ENTERTAINMENT HOLDING CORP.
                 1,000,000 Shares Of Common Stock



     This prospectus relates to the transfer of up to 1,000,000 shares of common stock of First Entertainment Holding Corp. by the selling stockholders identified in this prospectus. The shares will be acquired by the selling stockholders pursuant to grants of stock and options under our Stock Plan. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of options to purchase shares of common stock that may be granted under the Stock Plan.

     The selling stockholders have not entered into any underwriting arrangements. The prices for our shares may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our shares. We will not receive any of the proceeds from the sale of these shares.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "FTET". On November 5, 1999, the closing price of the common stock was $.875 per share.

     Investing in our shares involves certain risks. See the "RISK FACTORS" section beginning on page 4.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is November 12, 1999





                                   TABLE OF CONTENTS



PROSPECTUS SUMMARY

RISK FACTORS

THE COMPANY

PROSPECTIVE SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

INDEMNIFICATION

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


           PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section.



The Company

We engage in, or hold controlling interests in entities that engage in, radio, live entertainment and internet related businesses.
Through our Quality Communications, Inc. subsidiary, we operate an FM radio station in Gillette, Wyoming that plays contemporary country music. Through our Comedy Works, Inc. subsidiary, we operate a comedy club in downtown Denver, Colorado. We also are pursuing internet related businesses.

The Offering

The selling stockholders may sell a total of up to 1,000,000 shares of common stock. The shares will be acquired by the selling stockholders pursuant to our Stock Plan.

The shares may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares.
We will not receive any proceeds from the sale of common stock by the selling stockholders. If the options are issued to the selling stockholders and subsequently exercised, we will use the proceeds from those exercises for general and administrative expenses and working capital.

Proposed Name Change

In November 1999, we determined to recommend to the shareholders for their approval that the name of our Company be changed to "F2 Network Group Inc.". We anticipate that the proposed name change will be voted upon by the shareholders at a meeting to be held in December 1999 or January 2000.

Company Offices

Our offices are located at 5495 Marion Street, Denver, Colorado 80216, telephone number (303) 382-1500.


                           RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER INFORMATION HEREIN, THE FOLLOWING FACTORS THAT AFFECT US.

We have a history of losses and a going concern issue.

     During the period from inception (January 17, 1985) to December 31, 1998, we incurred operating losses in each fiscal year.
Cumulative net losses for that period amount to approximately $16,500,000. As of December 31, 1998, we had a stockholders' deficit of approximately $483,000 and had an excess of current liabilities over current assets of approximately $1,500,000. In addition, in some cases, we have been unable to meet our obligations as they become due.
 The independent certified public accountants' report on our financial statement's contains an explanatory paragraph, which, in general, indicates that we have suffered recurring losses from operations, have a working capital deficiency and have defaulted on a substantial portion of our debt. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans include obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations, although there is no assurance that the Company will be able to do so. In April 1999, we were successful in obtaining financing from the First National Bank of Gillette to pay debt to a creditor totaling $125,000, which came due on March 31, 1999. The financial statements do not include any adjustments that might result from the going concern uncertainties.

We have a limited public market.

     Historically, there has been a limited public market for our shares. We cannot assure that a larger, liquid market will ever develop or that if developed it will be sustained. Individuals may not be able to liquidate their investment on favorable terms at the time they desire to do so.

Shareholders would be adversely impacted by potential future sales pursuant to Rule 144.

      At September 30, 1999, there were 11,966,646 shares issued and outstanding. Approximately 2,922,764 shares are "restricted securities", the transfer of which is limited under the Securities Act of 1933, as amended (the "Act"). Under certain circumstances, these restricted securities may become available for resale to the public pursuant to Rule 144 promulgated under the Act. Approximately 95% of these restricted shares have passed the date upon which they may be sold in reliance upon Rule 144. Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed one percent (1%) of the then outstanding common stock. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been one of our affiliates for at least 90 days and who has satisfied a two year holding period. The possibility of the sales under Rule 144 may adversely affect the market price of our securities.

We may not succeed in the negotiation of rights to proprietary rights and may suffer increased costs.

     The negotiation of acquisition, financing, licensing and sub-licensing, production, distribution and sub-distribution agreements can be a critical factor in our business. We cannot be certain of the success of any such negotiations. Any or all of our packaged projects could fail to receive any commitment for financing, production or distribution.

     Even when funds are obtained to pursue a particular project, the project may be delayed because of various events beyond our control such as labor problems, delays in development, lack of qualified personnel, equipment breakdowns, and other circumstances. We intend to seek insurance in order to reduce our exposure to such risks, but our success in obtaining insurance against all such contingencies is unlikely and additional financing may be required under such circumstances. In the absence of a completion bond, and in the event that such financing is not available, or qualified substitute personnel cannot be engaged, the project may have to be abandoned. If, on the other hand, a delayed project can be produced, it might be completed only at a substantially higher cost to us.

The Multimedia entertainment business is speculative in nature.

     Profits, if any, from the businesses in which we engage are dependent on widespread public acceptance of, and interest in, each creative project undertaken by our various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which we may have no control, including, among other things, unpredictable critical review, positioning in the market and changeable public tastes. Due to factors such as the unpredictability of audience appeal, many of our completed projects may fail to generate sufficient revenues to recover our costs of acquisition, development, production and distribution. We may not recoup all or any portion of our investment in a particular project, and cannot guarantee that any project will yield us profits.

We depend on key employees.

     We are highly dependent. Success of the Company depends on the continued active participation of Douglas Olson, our President and Chief Operating Officer, and Howard Stern, our Chief Executive Officer, even though neither of them devotes 100% of his time to the Company. Our internet business depends on the continued active participation of Michael Marsowicz. There is no employment agreement with any of Mr. Olson, Mr. Stern or Mr. Marsowicz, and we do not carry any "key-man" life insurance on any of them.

We may be unable to identify, acquire or commercialize additional technologies.

     From time to time, if our resources allow, we intend to explore the acquisition and subsequent development and commercialization of additional technologies in the entertainment and internet fields. We cannot predict whether we will be able to identify any additional technologies and, even if suitable technologies are identified, that we will have sufficient funds to commercialize any such technologies or that any such technologies will ultimately be viable.

We cannot predict the status of our property rights.

     Although we have developed, and continue to develop, our own internet content and products, we have entered into license agreements with respect to other internet products. We cannot guarantee that such license rights will provide us with significant protection from competitors. Property rights protection generally is uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with such property rights protection. Therefore, we cannot assure that any rights licensed to us will afford protection against competitors with similar technologies and that we will have the financial resources necessary to enforce its property rights.

     Even though we have licenses, under the terms of our license agreements, we generally are responsible for protecting the intellectual property rights subject to these agreements. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the rights. Further, the cost of the litigation to defend any challenge to uphold the validity and enforceability and prevent infringement of our licensed rights can be substantial. Any or all of the above could result in our business being materially and adversely affected. We may also be required to obtain additional licenses from others to continue to refine, develop, and market new products. We may not be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable.

We need additional funding to sustain our operations.

     In order to continue our business plans fully, we anticipate that we will need additional funding. We do not have a steady source of revenue to provide funding to sustain operations. The availability of a reliable source of revenue to sustain our operations is beyond our control.

We could be adversely impacted by intense competition.

     We compete in the areas of radio broadcasting, comedy club
operation and internet related businesses with other companies.   Many
of these competitors have substantially larger financial and other resources than us. In the internet area, companies with greater financial resources than us have not been able to generate positive cash flow or profits from operating internet related businesses. From time to time, there may be competition for, and shortage of, broadcasting talent and comedians, and internet content and qualified computer technicians. We may therefore not be able to attract the best available talent required to develop our businesses. This competition and these shortages could lead to an increase in costs that could adversely effect us. We also compete with other companies for advertising on our radio station and internet portal. Our internet revenues are based on our ability to attract advertisers. In addition, the low cost of entering internet related businesses may result in additional competition in the future.

Technology changes.

     The internet related businesses in which we operate and intend to operate are characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before us, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We cannot ascertain that we will be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. One or more of the technologies that we may implement in the future may become obsolete. If this occurs, our business, financial condition and results of operations could be materially adversely affected. If we are unable to utilize the most advanced commercially available technology, our business, financial condition and results of operations could be materially and adversely affected.

New government regulations could increase our costs.

     Our current and planned businesses are subject to a variety of federal, state and local government regulations, including regulations concerning the licensing and operation of our radio station, concerning sales of alcohol as they relate to our comedy club business, and concerning internet gaming as they relate to our internet business. Although we intend to be in compliance with applicable government laws and regulations, we cannot predict that significant costs for compliance will not be incurred in the future.

     Our comedy club operations are subject to various regulations concerning health and safety and the dispensing of alcohol. The failure to comply with these regulations could lead to the closing of the club and have a material negative impact on us. In addition, we could be subject to lawsuits resulting from actions of patrons of the comedy club business who become intoxicated. Although we currently believe that we have obtained adequate insurance to protect against these potential liabilities, we cannot predict that this will be the case.

     Our radio business is subject to regulation by the Federal
Communications Commission. Although we do not believe that compliance with FCC regulations will be burdensome, the failure to comply with applicable regulations could result in the loss of the radio station license and a resulting adverse affect on us.

We may be unable to obtain foreign government approvals.

     Because of the global reach of the internet, certain of our proposed internet products may be subject to extensive regulation in countries other than the United States. We may not be able to obtain the approvals necessary to market our internet products outside of the United States.

We could be adversely impacted by risks associated with management of growth.

     Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although we cannot predict that this rapid financial growth will occur, to the extent that it does occur it will place a significant strain on our financial, technical, operational and administrative resources. As we increase services and enlarge the number of projects we are evaluating or in which we are participating, there will be additional demands on our financial, technical and administrative resources. If we fail to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of qualified personnel, we could be adversely effected.

Lack of diverse business operations may lead to a concentration of risks.

      We currently are involved in the radio broadcast business through the ownership of one station in Gillette, Wyoming, in the comedy club business through the ownership of one comedy club in Denver, Colorado, and in the start-up operation of an internet portal and web page development. Although we are pursuing other business opportunities, our revenues currently derive primarily from the one radio station and one comedy club. This lack of diverse business operations subjects us to a certain degree of concentration of risks.
 Our future success may be dependent upon our success in operating the radio station and comedy club, the development of the internet business, and development of other lines of business that are profitable.

There is limited liquidity in our common shares.

     There may be no ready market for our common shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. Historically, there has been an extremely limited public market for our shares. We cannot predict that the market will be sustained or will expand. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not process transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse affect on developing and sustaining the market for our shares. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral.

Penny stock regulation.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or
quoted on the Nasdaq system).   If our shares are traded for less than
$5 per share, as they currently are, the shares will be subject to the SEC's penny stock rules unless (1) our net tangible assets exceed $5,000,000 during our first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or
(2) we have had average revenue of at least $6,000,000 for the last three years. We do not meet these requirements. As a result, market transactions in our shares are subject to the penny stock rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our shares are subject to the penny stock rules, the holders of our shares may find it difficult to sell our shares.

No dividends with respect to our shares.

     We have not paid any cash dividends with respect to our shares, and it is unlikely that we will pay any dividends on our shares in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further business development and expansion.

                                    THE COMPANY

     On December 15, 1997, First Entertainment, Inc. changed its state of incorporation from Colorado to Nevada and changed its name to First Entertainment Holding Corp. We were originally incorporated under the laws of Colorado on January 17, 1985. In November 1999, we determined to change our name to "F2 Network Group Inc.", subject to shareholder approval, which has not yet been obtained. We anticipate that the proposed name change will be voted upon by the shareholders at a shareholders meeting planned for December 1999 or January 2000.

     Currently, we operate or hold controlling interests in three active and two non-operating business segments. The three active segments are known as "Radio", "Live Entertainment" and "Internet". The non-operating segments are known as "Film" and "Retail". Initially, our business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, we entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which we operate the radio segment of our business. In 1992, we acquired a controlling interest in First Films, Inc. ("FFI"), a publicly held Colorado corporation, through which our film and live entertainment operations are conducted. In December 1996, we commenced, the business of selling infomercial products in freestanding unmanned kiosks in major retail malls including U.S. Military bases. This business segment was known as the "retail" segment. In January 1998, we determined to discontinue the operations of the "retail" segment as a result of lower than expected sales. In December 1997, we acquired a 50.8% interest in Global Internet Corp. Global Internet is a development stage company whose planned business activity was to operate an internet gaming site. The investment in Global Internet was written off as of December 31, 1997 and as of December 31, 1998 Global Internet had not yet commenced its planned principal operations. Since early 1999, we have been developing relationships with internet content providers, advertisers and gaming companies in an attempt to create an internet site with links to entertainment and gaming content and to provide internet site development to other parties. In addition, we have been developing our own website content in order to establish an internet portal emphasizing entertainment with links to other web sites. The site is located at www.First Entertainment.com.

     This prospectus relates to the resale of shares which have been or may be acquired by certain persons upon exercise of options that were granted under our stock option plans.


                 PROSPECTIVE SELLING STOCKHOLDERS

     There are an aggregate of 1,000,000 shares of common stock reserved for issuance under the Stock Plan. The shares are covered by the registration statement on Form S-8 which was filed with the SEC and of which this prospectus is a part.

     The 1,000,000 shares of common stock, the resales of which are covered by this prospectus, consist of shares that may be acquired by our directors and officers through grants under the Stock Plan and upon the exercise of options granted under the Stock Plan.

     The following table sets forth the name and position of each prospective selling stockholder:

Name                          Position
A. B. Goldberg                 Director
Doug Olson                     President, Chief Operating Officer and
                                Director
Howard Stern                   Chief Executive Officer and Director
William Rubin                  Director
Wende Curtis                   Secretary
Michael Marsowicz              Director
Philip C. Puccio               Director

     As of the date of this prospectus, no shares or options have been granted pursuant to the Stock Plan to the above officers and directors.

                         PLAN OF DISTRIBUTION

     The 1,000,000 shares covered by this prospectus will be offered, if at all, by certain of our stockholders, and not by us. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and we anticipate that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The prospective selling stockholders have not informed us of any agreements with brokers to sell any or all of the shares which may be offered hereby.

                          LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering and has rendered an opinion concerning the validity of our shares offered by this prospectus.


                            EXPERTS

     The audited financial statements of First Entertainment Holding
Corp. appearing in our Annual Report on Form 10-KSB/A for the year ended
December 31, 1998 have been examined by Gordon, Hughes & Banks, LLP, independent public certified accountants. These financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and upon the authority of the accountants as experts in auditing and accounting.

                             INDEMNIFICATION

          Section 78.7502(3) of the Nevada General Corporation Law (the
"Nevada Code") provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

     In addition, Section 78.7502(1) of the Nevada Code permits a corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation (a "Derivative Action"), because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     In a Derivative Action or threatened Derivative Action, Section
78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada
Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

                        AVAILABLE INFORMATION

      This prospectus constitutes a part of a registration statement on Form S-8 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

     In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you should review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are furnished in all respects by this reference.

     The Company is subject to the informational requirements of the Exchange Act; and files reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional
Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048.
 Copies of such material also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, this material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, these materials filed electronically by the Company with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World
Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents that previously were, or are required in the future to be, filed with the SEC (File No. 0-15435) pursuant to the Exchange Act are incorporated herein by reference:

     (i)the Company's Annual Report on Form 10-KSB/A for the year ended
     December 31, 1998;

     (ii)the Company's Quarterly Reports on Form 10-QSB/A for the quarter ended March 31, 1999 and June 30, 1999;

     (iii)the description of the Company's common stock contained in the Company's registration statement on Form 8-A as filed with the SEC on February 26, 1987; and

     (iv) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby.

	Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents.
Written or oral requests for such copies should be directed to Douglas
R. Olson, President, First Entertainment Holding Corp., 5495 Marion
Street, Denver, Colorado 80216, (303) 382-1500.

PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

      The documents listed in (i) through (iv) below are incorporated by reference in the registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

      (i) the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1998;

      (ii) the Company's Quarterly Reports on Form 10-QSB/A for the quarter ended March 31, 1999 and June 30, 1999;

      (iii) the description of the Company's common stock contained in the Company's registration statement on Form 8-A as filed with the SEC on February 26, 1987; and

      (iv)   all documents filed by the Company pursuant to Sections
              13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent
to              the date of this prospectus and prior to the termination
of              the offering made hereby.

Item 4.  Description Of Securities.

     Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.

      Not Applicable.

Item 6.  Indemnification Of Officers And Directors.

     Section 78.7502(3) of the Nevada General Corporation Law provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

     In addition, Section 78.7502(1) of the Nevada Code permits a corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation, because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     In a derivative action or threatened derivative action, Section
78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada
Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

    4.1  First Entertainment Holding Corp. Stock Plan, dated November 3,
1999.

    5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

    23.1  Consent of Patton Boggs LLP (included in Opinion in Exhibit
5.1).

    23.2  Consent of Gordon, Hughes, Banks, LLP

    24.1  Power of Attorney (included in Part II of this Registration
Statement under the caption "Signature").

Item 9.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
           Section 13 or Section 15(d) of the Exchange Act and are incorporate by reference to the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   For purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of November 1999.

                                  FIRST ENTERTAINMENT HOLDING CORP.


By:  /s/ Douglas R. Olson
        Douglas R. Olson, President


                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the registration statement appearing below, hereby constitute and appoint Douglas R. Olson or Howard Stern and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration
Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

      Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                            Date

                                        __________, 1999
A.B. Goldberg
Director

/s/ Michael Marsowicz                November 9, 1999
Michael Marsowicz
Director

/s/ Douglas R. Olson                November 9, 1999
Douglas R. Olson
Principal Financial Officer,
 and Director

/s/ Philip C. Puccio               November 9, 1999
Philip C. Puccio
Director

/s/ William Rubin                  November 9, 1999
William Rubin
Director

/s/ Howard Stern                  November 9, 1999
Howard Stern
Principal Executive Officer,
and Director




                          Exhibit Index


      4.1 First Entertainment Holding Corp. Compensation Plan-1999C, dated November 3, 1999.

      5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

      23.1   Consent of Patton Boggs LLP (included in Opinion in Exhibit
5.1).

      23.2   Consent of Gordon, Hughes & Banks, LLP

      24.1   Power of Attorney (included in Part II of this
Registration Statement under the caption "Signature").

Exhibit 4.1

                    FIRST ENTERTAINMENT HOLDING CORP.
                      COMPENSATION PLAN-1999C



     THIS COMPENSATION PLAN-1999C is adopted this third day of November, 1999,by FIRST ENTERTAINMENT HOLDING CORP., a Nevada corporation with its principal place of business being located at 5495
Marion Street, Denver, Colorado 80216.

                           WITNESSETH:

      WHEREAS, the Board of Directors of FIRST ENTERTAINMENT HOLDING
CORP., (the "Company") has determined that it would be to its advantage, and in its best interests, to grant certain consultants and advisors, as well as certain employees, the opportunity to purchase stock in the Company as a result of compensation for their service;
and

      WHEREAS, the Board of Directors (the "Board") believes that the Company can best obtain advantageous benefits by issuing stock and/or granting stock options to designated such designated individuals from time to time, although these options are not to be granted pursuant to
Section 422A and related sections of the Internal Revenue Code as amended;

      NOW THEREFORE, the Board adopts this as the First Entertainment
Compensation Plan-1999C (the "Plan").

1.00   EFFECTIVE DATE AND TERMINATION OF PLAN
       The effective date of the Plan is November 3, 1999, which is the day the Plan was adopted by the Board. The Plan will terminate on the earlier of the date of the grant of the final option for last common stock allocated under the Plan or ten years from the date thereof, whichever is earlier, and no options will be granted thereafter pursuant to this Plan.

2.00   ADMINISTRATION OF PLAN
       The Plan shall be administered by the Board, which may adopt such rules and regulations for its administration as it may deem necessary or appropriate, or may be administered by a Compensation
Committee to be appointed by the Board, to have such composition and duties as the Board may from time to time determine.

3.00   ELIGIBILITY TO PARTICIPATE IN THE PLAN
      3.01 Subject to the provisions of the Plan, the Board, or its designee, shall determine and designate, from time to time those consultants, advisors, and employees of the Company, or consultants, advisors, and employees of a parent or subsidiary corporation of the Company, to whom shares are to be issued and/ or options are to be granted hereunder and the number of shares to be optioned from time to time to any individual or entity. In determining the eligibility of an individual or entity to receive shares or an option, as well as in determining the number of shares to be issued and/or optioned to any individual or entity, the Board, or its designee, shall consider the nature and value to the Company for the services which have been rendered to the Company and such other factors as the Board, or its designee, may deem relevant.

      3.02 To be eligible to be selected to receive an option, an individual must be a consultant, advisor or an employee of the Company or a consultant, advisor, or an employee of a parent or subsidiary
Corporation of the Company. The grant of each option shall be confirmed by a Stock Option Agreement which shall be executed by the Company and the optionee as promptly as practicable after such grant.
 More than one option may be granted to an individual or entity.
Shares shall be issued directly to such entities.

       3.03 An option may be granted to any individual or entity eligible hereunder, regardless of his previous stockholdings.

       3.04 The option price (determined as of the time the option is granted) of the stock for which any person may be granted options under this Plan (and all other plans of the Company) may be increased or reduced by the Board, or its designee, from time to time.

4.00   NUMBER OF SHARES SUBJECT TO THE PLAN
       4.01 The Board, prior to the time shall reserve for the purposes of the Plan a total of One Million(1.000,000) of the authorized but unissued shares of common shares of the Company, provided that any shares as to which an option granted under the Plan remains unexercised at the expiration thereof may be the subject of the grant of further options under the Plan within the limits and under the terms set forth in Article 3.00 hereof.

5.00   PRICE OF COMMON SHARES
      5.01 The initial and standard price per share of common stock to be issued directly or by option shall be $.50 per share but may be changed in each case by the Board, or its designee, from time to time.
If the share price is changed, the Board, or its designee, shall determine the share price no later than the date of the issuance of the shares and/ or the grant of the option and at such other times as the Board, or its designee, deems necessary. The Board shall have absolute final discretion to determine the price of the common stock under the Plan. In the absence of such specific determination, the share price will be $0.30 per share.

6.00   SUCCESSIVE OPTIONS
      Any option granted under this Plan to an person may be exercisable at such person's discretion while there is outstanding any other stock option previously granted to such person, whether under this Plan or any other stock option plan of the Company.

7.00   PERIOD AND EXERCISE OF OPTION
       7.01 Options granted under this Plan shall expire on the first to occur of the following dates whether or not exercisable on such dates: (i) five (5) years from the date the option is initially granted; (ii) six (6) months from the date the person ceases employment due to permanent and total disability; (iii) the date of termination of employment for reasons other than retirement, permanent and total disability or death, unless the Board determines, in its sole discretion, that it would be in the best interest of the Company to extend the options for a period not to exceed three (3) years; or (iv) three (3) months from the date the employee retires with permission of the Board.

      7.02 Notwithstanding Section 7.01, any portion of any option which has not become exercisable pursuant to Section 7.03 prior to the death of the employee or termination of employment shall expire on the employee's date of death or termination date, if termination is for reasons other than retirement or total and permanent disability.

     7.03 Any option granted under this Plan may be immediately exercised by the holder thereof. Such an option may be exercised in whole or in part at the time it becomes exercisable or from time to time thereafter, until the expiration of the option.

8.00   PAYMENT FOR OPTIONED SHARES
      When a person holding an option granted under this Plan exercises any portion of the option he shall pay the full option price for the shares covered by the exercise of that portion of his option within one (1) month after such exercise. As soon as practicable, after the person notifies the Company of the exercise of his option and makes payment of the required option price, the Company shall issue such shares to the person.

9.00   RESTRICTIONS ON TRANSFER
     9.01 No right or privilege of any person under the Plan shall be transferable or assignable, except to the person's personal representative in the event of the person's death, and except as provided in Section 9.02, options granted hereunder are exercisable only by the person during his life.

     9.02 If an person dies holding outstanding options issued pursuant to this Plan, his personal representative shall have the right to exercise such options only within one year of the death of the person.

10.00   RECLASSIFICATION, CONSOLIDATION OR MERGER
      If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split-up reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to direct issuance or an option held by a person and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the person shall be entitled to receive direct issuance or options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions.

11.00   DISSOLUTION OR LIQUIDATION
      Upon the dissolution or liquidation of the Company, the options granted hereunder shall terminate and become null and void, but the person shall have the right immediately prior to such dissolution or liquidation to exercise any options granted and exercisable hereunder to the full extent not before exercised.

12.00   BINDING EFFECT
      This Plan shall inure to the benefit of and be binding upon the Company and its employees, and their respective heirs, executors, administrators, successors and assigns.

13.00   ADOPTION OF PLAN
     This Plan has been duly adopted by the Board of Directors of the Company on March 1, 1999.

14.00  NOTICES
      Any notice to be given to the Company under the terms of this plan shall be addressed to such address as is set forth on the first page hereof.

       IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary effective the day and year first above written.

FIRST ENTERTAINMENT HOLDING CORP.



By      /s/ Douglas R. Olson
         Douglas R. Olson, President and
         Chief Operating Officer


ATTEST:



/s/Wende Curtis
Wende Curtis, Secretary            (SEAL)



Exhibit 5.1

                            Patton Boggs LLP
                           1660 Lincoln Street
                              Suite 1900
                        Denver, Colorado  80264

                            (303) 830-1776


November 9, 1999

First Entertainment Holding Corp.
5495 Marion Street
Denver, CO 80216

Gentlemen and Ladies:

     We have acted as counsel for First Entertainment Holding Corp., a Nevada corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-8 (the "Registration
Statement") under the Securities Act of 1933, as amended, concerning registration of the issuance and /or transfer of up to 1,000,000 shares of the Company's $.008 par value common stock (the "Common
Stock") by certain stockholders of the Company (the "Selling
Stockholders"). These shares will be acquired by the selling stockholders pursuant to grants of stock and options under the Company's Compensation Plan - 1999C (the "Stock Plan").

      We have examined the Stock Plan of the Company concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

      Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement have been legally issued and are fully paid and non-assessable.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration
Statement as acting as counsel in connection with the transfer of stock options, including with respect to the validity of the Common
Stock offered; and (b) to the filing of this opinion as an exhibit to the Registration Statement.


     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP

PB: ALT/FBB


Exhibit 23.2

            CONSENT OF GORDON, HUGHES AND BANKS, LLP
                     INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption
"Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 17, 1999 except for the Note C as to which the date is June 11,1999 with respect to the consolidated financial statements of First Entertainment Holding
Corp. for the year ended December 31, 1999 included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Denver, Colorado
November 12, 1999


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